Exhibit 99.1

Guarantors1 2

Applicant	Form and State of Organization	Officers	Directors	Title of Class of Securities	Amount Authorized	Amount Outstanding	Security Holder
Momentive Performance Materials Worldwide Inc.	Corporation; Delaware	Anthony Greene (CEO, President) George F. Knight (CFO, Senior VP, Treasurer) Douglas A. Johns (Executive VP, General Counsel, Secretary)	Anthony Greene Douglas A. Johns	Shares of Common Stock	100 shares of $0.01 par value	100 shares	Momentive Performance Materials Inc.
Momentive Performance Materials USA Inc.	Corporation; Delaware

Anthony Greene (CEO, President)

Brian Berger (CFO, VP)

Douglas A. Johns (Executive VP, General Counsel, Secretary)

George F. Knight (Treasurer, Senior VP)

Nathan E. Fisher (Executive VP – Procurement)

Judith A. Sonnett (Executive VP – HR)

Raymond Kolberg (Senior VP & General Manager – Formulated Products

Ian Moore (Senior VP & General Manager – Additives)

Eric Thaler (Senior VP & General Manager – Basics)

			Anthony Greene Douglas A. Johns	Shares of Common Stock	100 shares of $0.01 par value	100 shares	Momentive Performance Materials Inc.
Juniper Bond Holdings I LLC	Limited Liability Company; Delaware	Anthony Greene (CEO, President) George F. Knight (CFO, Senior VP – Finance, Treasurer) Douglas A. Johns (Executive VP, General Counsel, Secretary)	N/A	Membership Interests	Undetermined	100%	Momentive Performance Materials Inc.
Juniper Bond Holdings II LLC	Limited Liability Company; Delaware	Anthony Greene (CEO, President) George F. Knight (CFO, Senior VP – Finance, Treasurer) Douglas A. Johns (Executive VP, General Counsel, Secretary)	N/A	Membership Interests	Undetermined	100%	Momentive Performance Materials Inc.
Juniper Bond Holdings III LLC	Limited Liability Company; Delaware	Anthony Greene (CEO, President) George F. Knight (CFO, Senior VP – Finance, Treasurer) Douglas A. Johns (Executive VP, General Counsel, Secretary)	N/A	Membership Interests	Undetermined	100%	Momentive Performance Materials Inc.
Juniper Bond Holdings IV LLC	Limited Liability Company; Delaware	Anthony Greene (CEO, President) George F. Knight (CFO, Senior VP – Finance, Treasurer) Douglas A. Johns (Executive VP, General Counsel, Secretary)	N/A	Membership Interests	Undetermined	100%	Momentive Performance Materials Inc.

Applicant	Form and State of Organization	Officers	Directors	Title of Class of Securities	Amount Authorized	Amount Outstanding	Security Holder
Momentive Performance Materials Quartz, Inc.	Corporation; Delaware	Joseph Reyes (CEO, President) William Torrence (CFO) Douglas A. Johns (Executive VP, General Counsel, Secretary) George F. Knight (Senior VP, Treasurer)	Anthony Greene Douglas A. Johns Joseph Reyes	Shares of Common Stock	3,000 shares of $0.01 par value	1,000 shares	Momentive Performance Materials USA Inc.
MPM Silicones, LLC	Limited Liability Company; New York	Anthony Greene (CEO, President) Brian Berger (CFO, VP) Douglas A. Johns (Executive VP, General Counsel, Secretary) George F. Knight (Treasurer)	N/A	Membership Interests	Undetermined	100%	Momentive Performance Materials USA Inc.
Momentive Performance Materials South America Inc.	Corporation; Delaware	Anthony Greene (CEO, President) Brian Berger (CFO, VP) Douglas A. Johns (Executive VP, General Counsel, Secretary) George F. Knight (Senior VP, Treasurer)	Anthony Greene Douglas A. Johns	Shares of Common Stock	100 shares of $0.01 par value	100 shares	Momentive Performance Materials USA Inc.
Momentive Performance Materials China SPV Inc.	Corporation; Delaware	Anthony Greene (CEO, President) George F. Knight (CFO, Senior VP, Treasurer) Douglas A. Johns (Executive VP, General Counsel, Secretary)	Anthony Greene Douglas A. Johns	Shares of Common Stock	100 shares of $0.01 par value	100 shares	Momentive Performance Materials Inc.

[1]	Unless otherwise noted below, the address for each director and executive officer of the Guarantors is c/o Momentive Performance Materials Inc., 260 Hudson River Road, Waterford, NY 12188.
[2]	Each Guarantor is a guarantor of the 8.875% First-Priority Senior Secured Notes due 2020, the 10% Senior Secured Notes due 2020, 9% Second-Priority Springing Lien Notes due 2021 and the 9.5% Second-Priority Springing Lien Notes due 2021.